CHOICE HOTELS INTERNATIONAL REPORTS THIRD QUARTER 2025 RESULTS

Delivers 2.3% Global Net Room Growth, Driven by 3.3% Expansion in Higher Revenue Segments
Accelerates International Growth with Portfolio Surpassing 150,000 Rooms
Increases Global Franchise Agreements Awarded by 54%

NORTH BETHESDA, Md., November 5, 2025 – Choice Hotels International, Inc. (“Choice” or “the Company”) (NYSE: CHH), a leading global lodging franchisor, today reported results for the third quarter ended September 30, 2025.

Highlights include:
•Net income grew to $180.0 million for third quarter 2025 from $105.7 million in the same period of 2024, representing diluted EPS of $3.86, an increase from $2.22 in third quarter 2024.

•Adjusted EBITDA for third quarter 2025 increased 7% to a third-quarter record of $190.1 million, compared to $177.6 million in the same period of 2024.

•Adjusted diluted EPS for the third quarter was $2.10, a decrease from $2.23 in the same period of 2024, reflecting the acquisition of the Company’s previously held 50% equity investment in Choice Hotels Canada, which resulted in higher amortization expense related to acquired intangible assets, a temporary increase in income tax expense expected to reverse in fourth quarter 2025, the revaluation of the Company’s previously held ownership interest in the joint venture, and unrealized foreign currency adjustments across the Company’s broader operations. Excluding these items, third-quarter adjusted EPS would have been $2.27, representing a 2% increase compared to the same period of 2024.

•Global net rooms grew 2.3%, driven by 3.3% growth across the more accretive higher revenue upscale, extended stay, and midscale segments, compared to September 30, 2024.

•International net rooms grew 8.3% compared to September 30, 2024, highlighted by a 66% increase in openings, and grew 5.2% compared to June 30, 2025. Key milestones include:
◦Added over 4,800 midscale rooms in France through direct franchise agreements and is expecting to nearly double the Company’s France portfolio by year-end 2025.
◦Entered Argentina through a direct franchise agreement.
◦Onboarded nearly 80% of the anticipated 9,500 rooms in China under a distribution agreement with SSAW Hotels and Resorts.
◦Subsequent to quarter-end, introduced the midscale extended stay Mainstay Suites brand to Australia through direct franchise agreements, the brand’s first expansion outside North America, entered new markets in Africa and Suriname, and added a second franchise agreement in Argentina.

•Global franchise agreements awarded grew 54% for third quarter 2025, compared to the same period of 2024.

•Global pipeline exceeded 86,000 rooms as of September 30, 2025, with 98% concentrated in upscale, extended stay, and midscale segments.

•U.S. extended stay net rooms grew 12%, highlighted by a 14% increase in openings, compared to September 30, 2024.

“Choice Hotels International delivered another quarter of record profitability, underscoring the strength of our portfolio’s continued shift toward higher-value brand segments and multiple growth avenues beyond U.S. RevPAR,” said Patrick Pacious, President and Chief Executive Officer. “We are especially excited by the accelerating momentum in our international business, where we are on track to double profitability by 2027. With an accretive, high-quality pipeline that rapidly converts signings into openings, and an enhanced value proposition that is attracting a growing base of higher-value guests, Choice is exceptionally well-positioned to deliver long-term growth and create meaningful value for all stakeholders.”

Financial Performance

($ in millions, except per-share amounts)	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2025	2024	2025	2024
Total revenues	$447	$428	$1,207	$1,195
Revenue excl. revenue for reimbursable costs from franchised and managed properties[1]	$278	$256	$746	$718
Net income	$180	$106	$306	$224
Adjusted net income	$98	$106	$252	$259
Diluted EPS	$3.86	$2.22	$6.52	$4.61
Adjusted diluted EPS	$2.10	$2.23	$5.36	$5.32
Adjusted EBITDA	$190	$178	$485	$464

•Total revenues increased 5% to $447.3 million in third quarter 2025, compared to the same period of 2024.

•Franchise and management fees increased 3% to $193.8 million in third quarter 2025, compared to the same period of 2024.

•Partnership services and fees increased 19% to $28.9 million in third quarter 2025, compared to the same period of 2024.

•Global RevPAR increased 0.2% for third quarter 2025, compared to the same period of 2024, reflecting international RevPAR growth of 9.5% that was offset by a 3.2% decline in U.S. RevPAR primarily due to softer government and international inbound demand.
1 Calculated as total revenues excluding reimbursable revenues. Reimbursable revenues totaled $169 million and $172 million for the third quarters of 2025 and 2024, respectively, and $460 million and $477 million for the year-to-date periods ended September 30, 2025, and September 30, 2024, respectively.

•International RevPAR increased 9.5%, or 5.1% on a constant-currency basis, for the third quarter compared to the same period in 2024, with growth recorded across all regions outside of the U.S.:
◦EMEA delivered an 11% year-over-year increase.
◦Americas (excluding the U.S.) reported a 5% year-over-year increase, driven by strong results from Canada, where the newly acquired operations achieved a 7% year-over-year increase.
◦Asia-Pacific grew 5% year-over-year.

•U.S. RevPAR for the extended stay portfolio outperformed the U.S. lodging industry by 20 basis points, while the U.S. economy transient portfolio outperformed its chain scale by 180 basis points for third quarter 2025, compared to the same period of 2024.
•U.S. average royalty rate expanded 10 basis points to 5.15% for third quarter 2025, compared to the same period of 2024.
System Size and Development

(Rooms)
	Sept. 30, 2025	Sept. 30, 2024	Change
U.S.	498,307	495,194	0.6%
U.S. upscale, extended stay, and midscale	438,865	431,874	1.6%
International	151,370	139,758	8.3%
Global	649,677	634,952	2.3%

•U.S. upscale, extended stay, and midscale net rooms portfolio grew 1.6% compared to September 30, 2024.

•Global net upscale rooms grew 20.8% in third quarter 2025, highlighted by a more than fourfold increase in global openings, compared to the same period of 2024.

•U.S. franchise agreements awarded increased 7% in third quarter 2025, driven by a 7% increase for conversion hotels and a 10% increase for new construction hotels, compared to the same period of 2024.

•Global midscale pipeline expanded 5% to nearly 30,000 rooms as of September 30, 2025, including a 15% increase in the U.S. pipeline for the Country Inn & Suites by Radisson brand compared to September 30, 2024.

•U.S. economy transient brands rooms pipeline grew 35% and U.S. franchise agreements awarded increased 27% in third quarter 2025, compared to the same period of 2024.

Balance Sheet and Liquidity
As of September 30, 2025, Choice had total available liquidity of $564.2 million, including cash and cash equivalents and available borrowing capacity. The Company's net debt-to-adjusted EBITDA ratio was 3.0x for the trailing twelve months ended September 30, 2025.

During the nine months ended September 30, 2025, the Company generated $184.8 million in cash flows from operating activities, including $68.7 million generated in the third quarter.

For the three months ended September 30, 2025, Choice realized $25 million in net proceeds from capital recycling activities. During the nine months ended September 30, 2025, the Company’s net outlays related to hotel development and lending declined by $53.2 million.

Shareholder Returns
During the nine months ended September 30, 2025, the Company returned $150.4 million to shareholders through dividends, share repurchases under its stock repurchase program, and repurchases from employees in connection with tax withholding and option exercises relating to awards under the Company's equity incentive plans.

As of September 30, 2025, the Company had 3.0 million shares of common stock remaining under its current share repurchase authorization.

Outlook
The following outlook includes forward-looking non-GAAP measures used by management to forecast the Company’s performance. The net income guidance range has been revised from the Company’s prior outlook primarily to reflect the $100 million gain recognized during the third quarter of 2025 on the fair value remeasurement of the previously held 50% equity investment in Choice Hotels Canada. Adjusted diluted EPS reflects amortization expense related to the intangible assets acquired and the remeasurement of the Company’s previously held equity interest in connection with the acquisition of Choice Hotels Canada – items that were not factored into prior guidance. Adjusted metrics exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, due diligence and transition costs, and any share repurchases completed after September 30, 2025, and other items.

	Full-Year 2025	Prior Outlook
Net income	$353 - $371 million	$261 – $276 million
Adjusted net income	$320 - $331 million	$324 – $339 million
Adjusted EBITDA	$620 - $632 million	$615 – $635 million
Diluted EPS	$7.52 - $7.89	$5.54 – $5.86
Adjusted diluted EPS	$6.82 - $7.05	$6.88 – $7.20
Recurring effective tax rate	25%	25%

	Full-Year 2025 vs. 2024	Prior Outlook
U.S. RevPAR growth	-3% to -2%	-3% to 0%
U.S. average royalty rate growth	Mid-single digits	Mid-single digits
Global net system rooms growth	~1%	~1%
Webcast and Conference Call
Choice will host a conference call to discuss third quarter 2025 results on November 5, 2025, at 10:00 a.m. ET. A live webcast will be available on the Company’s Investor Relations website at www.investor.choicehotels.com/events-and-presentations. Participants may also dial (800) 549-8228 (U.S.) or (646) 564-2877 (international) using conference ID 01852. A replay and transcript will be available within 24 hours on the Company’s Investor Relations website.

About Choice Hotels®
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with over 7,500 hotels, representing nearly 650,000 rooms, in 47 countries and territories. A wide-ranging portfolio of 22 brands that includes full-service upper upscale, midscale, extended stay, and economy properties enables Choice® to meet travelers' needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® rewards program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Information set forth herein includes “forward-looking statements.” Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of Choice’s revenue, expenses, EBITDA, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, net surplus or deficit, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, strategic investment and acquisition performance, international expansion performance, macroeconomic backdrop and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the company’s relationship with employees of our franchisees; foreign currency fluctuations; variability and unpredictability in trade relations, sanctions, tariffs or other trade controls; the federal government funding lapse and related government shutdown; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservation systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development, financing, franchise agreement acquisition costs and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions
The company evaluates its operations utilizing the performance metrics of EBITDA, adjusted EBITDA, adjusted selling, general and administrative (SG&A) expenses, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibits 6 and 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as SG&A, net income and EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related to business combination, due diligence and transition (recoveries) costs, expenses associated with legal claims, (gain) loss on the sale of equity securities, net of dividend income purchased in contemplation of the proposed acquisition of Wyndham Hotels, and global ERP system implementation and related costs to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Earnings Before Interest, Taxes, Depreciation, and Amortization and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, amortization of cloud computing arrangements, impairments and gains on sale of business, joint ventures and assets, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates and (gain) loss on extinguishment of debt. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider EBITDA and adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because they exclude certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies.

Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A expenses are excluded from adjusted EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties and gains on extinguishment of debt. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.

Adjusted SG&A: Adjusted SG&A reflects SG&A excluding the impact of mark-to-market adjustments on non-qualified retirement plan investments, amortization of cloud computing arrangements and share based compensation expense. We use this measure, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them.

Accordingly, the impact of share-based compensation expense (benefit) on earnings can vary significantly among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A expenses are also excluded as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income.

Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR): ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

Revenue Per Available Room (RevPAR): RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline: Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.

Financial Statements Update

During the first quarter of 2025, the consolidated statements of income were reclassified to evolve the financial statement to classify revenues and expenses based on the nature of the underlying activities. Certain prior year amounts in the consolidated statements of income were reclassified in order to maintain comparability with the current year presentation. The reclassification was not a result of any error in the company’s prior classification and had no effect on the company's previously reported total revenues, total operating expenses, operating income, or net income.

Royalty, licensing and management fees were revised to franchise and management fees in the consolidated statements of income, and now include the revenues previously presented in royalty, licensing and management fees, with the exception of partnership licensing revenues which are now presented in partnership services and fees in the consolidated statements of income, and the addition of revenues generated from programs, platforms, and services associated with the company's franchise operations which were previously presented in other revenues from franchised and managed properties in the consolidated statements of income.

Initial franchise fees, which were previously presented as a standalone financial statement line item, are now presented within franchise and management fees in the consolidated statements of income.

Platform and procurement services fees were revised to partnership services and fees in the consolidated statements of income, and now include the revenues previously presented in platform and procurement services fees, with the exception of the revenues from the company’s annual franchisee convention which are now presented in other revenue, the addition of partnership licensing revenues which were previously presented in royalty, licensing and management fees, and the addition of the revenues generated from other non-franchising agreements which are primarily software as a service (“SaaS”) arrangements for non-franchised hoteliers which were previously presented in other revenue in the consolidated statements of income.

Other revenues from franchised and managed properties were revised to revenue for reimbursable costs from franchised and managed properties in the consolidated statements of income, and now include the revenues previously presented in other revenues from franchised and managed properties, with the exception of the revenues generated from programs, platforms, and services associated with the company’s franchise operations which are now presented in franchise and management fees in the consolidated statements of income.

Selling, general and administrative expenses were revised to include the expenses incurred related to programs, platforms, and services associated with the company’s franchise operations, which were previously presented in other expenses from franchised and managed properties in the consolidated statements of income.

Depreciation and amortization was revised to include amortization expense from information technology platforms, which was previously presented in other expenses from franchised and managed properties in the consolidated statements of income.

Other expenses from franchised and managed properties were revised to reimbursable expenses from franchised and managed properties in the consolidated statements of income, and now include the expenses previously presented in other expenses from franchised and managed properties, with the exception of the expenses incurred from programs, platforms, and services associated with the company’s franchise operations which are now presented in selling, general and administrative expenses, and amortization expense from information technology platforms which is now presented in depreciation and amortization expense in the consolidated statements of income.

Contacts
Allie Summers, Senior Director, Investor Relations
IR@choicehotels.com
© 2025 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.		Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,

	2025	2024	2025	2024
REVENUES
Franchise and management fees	$193,777	$188,237	$515,931	$511,450
Partnership services and fees	28,868	24,320	81,313	71,527
Owned hotels	33,167	31,936	91,255	85,345
Other	22,094	11,647	57,937	49,671
Revenue for reimbursable costs from franchised and managed properties	169,434	171,824	460,207	477,076
Total revenues	447,340	427,964	1,206,643	1,195,069

OPERATING EXPENSES
Selling, general and administrative	79,610	69,022	243,118	230,020
Business combination, diligence and transition costs	1,494	984	1,940	17,723
Depreciation and amortization	15,760	12,893	42,932	38,545
Owned hotels	23,792	22,343	67,271	62,370
Reimbursable expenses from franchised and managed properties	184,268	170,939	504,437	501,857
Total operating expenses	304,924	276,181	859,698	850,515

Operating income	142,416	151,783	346,945	344,554

OTHER EXPENSES AND (INCOME), NET
Interest expense	23,490	22,038	67,468	66,064
Interest income	(1,435)	(2,411)	(4,450)	(6,557)
Gain from an acquisition of a joint venture	(100,025)	—	(100,025)	—
Gain on sale of assets	(713)	—	(713)	—
Loss on extinguishment of debt	—	331	—	331
Other gains, net	(721)	(4,013)	(5,659)	(133)
Equity in net loss (gain) of affiliates	10,904	(1,310)	11,035	(9,088)
Total other expenses and (income), net	(68,500)	14,635	(32,344)	50,617

Income before income taxes	210,916	137,148	379,289	293,937
Income tax expense	30,920	31,432	73,025	70,076
Net income	$179,996	$105,716	$306,264	$223,861

Basic earnings per share	$3.89	$2.24	$6.59	$4.64
Diluted earnings per share	$3.86	$2.22	$6.52	$4.61

Choice Hotels International, Inc.		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	September 30,	December 31,
	2025	2024

ASSETS
Cash and cash equivalents	$52,583	$40,177
Accounts receivable, net	236,499	176,672
Other current assets	161,265	122,237
Total current assets	450,347	339,086

Property and equipment, net	628,260	604,345
Operating lease right-of-use assets	79,029	83,451
Goodwill	304,511	220,187
Intangible assets, net	1,045,510	884,013
Notes receivable, net of allowances	16,268	32,682
Investments for employee benefit plans, at fair value	49,017	47,603
Investments in affiliates	134,424	117,016
Other assets	200,168	202,144
Total assets	$2,907,534	$2,530,527

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Accounts payable	$154,224	$134,865
Accrued expenses and other current liabilities	114,902	136,729
Deferred revenue	109,451	102,114
Liability for guest loyalty program	89,965	89,013
Total current liabilities	468,542	462,721

Long-term debt	1,918,504	1,768,526
Long-term deferred revenue	134,622	132,259
Deferred compensation and retirement plan obligations	55,014	53,316
Operating lease liabilities	109,782	113,255
Liability for guest loyalty program	42,681	40,607
Other liabilities	28,615	5,114
Total liabilities	2,757,760	2,575,798

Total shareholders' equity (deficit)	149,774	(45,271)

Total liabilities and shareholders' equity (deficit)	$2,907,534	$2,530,527

Choice Hotels International, Inc.		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine months ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$306,264	$223,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,932	38,545
Depreciation and amortization – reimbursable expenses from franchised and managed properties	14,295	14,314
Franchise agreement acquisition cost amortization	25,020	20,584
Gain from an acquisition of a joint venture	(100,025)	—
Gain on sale of assets	(713)	—
Non-cash share-based compensation and other charges	27,439	32,445
Non-cash interest, investments, and affiliate income, net	(6,131)	(7,529)
Deferred income taxes	(17,713)	(21,086)
Equity in net loss of affiliates, less distributions received	16,424	56
Franchise agreement acquisition costs, net of reimbursements	(62,359)	(84,085)
Change in working capital and other	(60,676)	19,435
Net cash provided by operating activities	184,757	236,540
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in other property and equipment	(26,927)	(33,620)
Investments in owned hotel properties	(85,307)	(81,239)
Contributions to investments in affiliates	(90,005)	(47,695)
Issuances of notes receivable	(6,351)	(24,405)
Collections of notes receivable	3,036	2,277
Business acquisition, net of cash acquired	(73,395)	—
Proceeds from the sale of assets	52,000	—
Proceeds from sales of equity securities	—	108,149
Distributions from sales of affiliates	44,617	15,850
Other items, net	4,475	(2,680)
Net cash used in investing activities	(177,857)	(63,363)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings pursuant to revolving credit facilities	148,482	154,500
Proceeds from the issuance of long-term debt	—	593,574
Proceeds from economic development loans	250	—
Repayment of long-term debt	—	(500,000)
Debt issuance costs	—	(8,069)
Purchases of treasury stock	(112,958)	(348,964)
Dividends paid	(40,194)	(42,488)
Proceeds from the exercise of stock options	7,488	9,279
Net cash provided by (used in) financing activities	3,068	(142,168)
Net change in cash and cash equivalents	9,968	31,009
Effect of foreign exchange rate changes on cash and cash equivalents	2,438	802
Cash and cash equivalents, beginning of period	40,177	26,754
Cash and cash equivalents, end of period	$52,583	$58,565

							Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL OPERATING INFORMATION
U.S. HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended September 30, 2025			For the Three Months Ended September 30, 2024			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$157.88	62.9%	$99.33	$159.55	64.2%	$102.50	(1.0)%	(130)	bps	(3.1)%
Midscale & Upper Midscale (2)	104.63	60.1%	62.90	106.50	61.0%	64.97	(1.8)%	(90)	bps	(3.2)%
Extended Stay (3)	66.78	71.0%	47.39	65.44	73.3%	47.95	2.0%	(230)	bps	(1.2)%
Economy (4)	73.61	50.1%	36.89	75.66	50.4%	38.13	(2.7)%	(30)	bps	(3.3)%
Total	$100.03	60.3%	$60.33	$102.02	61.1%	$62.32	(2.0)%	(80)	bps	(3.2)%

	For the Nine Months Ended September 30, 2025			For the Nine Months Ended September 30, 2024			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$150.69	57.7%	$87.01	$153.61	59.2%	$90.87	(1.9)%	(150)	bps	(4.2)%
Midscale & Upper Midscale (2)	100.67	56.4%	56.81	101.81	57.0%	57.98	(1.1)%	(60)	bps	(2.0)%
Extended Stay (3)	66.66	70.0%	46.68	63.83	72.1%	46.03	4.4%	(210)	bps	1.4%
Economy (4)	71.71	48.0%	34.42	71.77	47.6%	34.16	(0.1)%	40	bps	0.8%
Total	$96.41	57.0%	$54.94	$97.38	57.4%	$55.87	(1.0)%	(40)	bps	(1.7)%

Effective Royalty Rate
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2025	September 30, 2024		September 30, 2025	September 30, 2024
System-wide	5.15%	5.05%		5.12%	5.05%

(1) Includes Ascend Hotel Collection, Cambria, Park Plaza, Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Clarion, Comfort Inn, Comfort Suites, Country Inn & Suites, Park Inn, Quality Inn, and Sleep Inn brands.
(3) Includes Everhome Suites, Mainstay Suites, Suburban Studios, and WoodSpring Suites brands.
(4) Includes Econo Lodge and Rodeway brands.

							Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2025		September 30, 2024		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	%	Rooms	%
Ascend Hotel Collection	232	38,221	201	22,957	31	15.4%	15,264	66.5%
Cambria Hotels	77	10,520	75	10,226	2	2.7%	294	2.9%
Radisson(1)	51	9,694	61	14,296	(10)	(16.4)%	(4,602)	(32.2)%
Comfort(2)	1,659	130,014	1,669	131,205	(10)	(0.6)%	(1,191)	(0.9)%
Quality	1,584	114,784	1,623	118,361	(39)	(2.4)%	(3,577)	(3.0)%
Country	404	32,435	418	33,327	(14)	(3.3)%	(892)	(2.7)%
Sleep	409	28,588	421	29,610	(12)	(2.9)%	(1,022)	(3.5)%
Clarion(3)	181	18,368	188	19,763	(7)	(3.7)%	(1,395)	(7.1)%
Park Inn	10	1,000	25	2,818	(15)	(60.0)%	(1,818)	(64.5)%
WoodSpring	275	33,130	249	29,989	26	10.4%	3,141	10.5%
MainStay	139	10,049	132	9,459	7	5.3%	590	6.2%
Suburban	115	9,536	110	9,178	5	4.5%	358	3.9%
Everhome	22	2,526	6	685	16	266.7%	1,841	268.8%
Econo Lodge	610	35,477	650	37,955	(40)	(6.2)%	(2,478)	(6.5)%
Rodeway	433	23,965	450	25,365	(17)	(3.8)%	(1,400)	(5.5)%
U.S. Franchises	6,201	498,307	6,278	495,194	(77)	(1.2)%	3,113	0.6%

International Franchises	1,314	151,370	1,237	139,758	77	6.2%	11,612	8.3%

Total Franchises	7,515	649,677	7,515	634,952	—	—%	14,725	2.3%

(1) Includes Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Comfort family of brand extensions including Comfort Inn and Comfort Suites.
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe.

	Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Total selling, general and administrative expenses	$79,610	$69,022	$243,118	$230,020
Mark to market adjustments on non-qualified retirement plan investments	(2,657)	(2,534)	(5,907)	(7,185)
Non-recurring operational restructuring charges and executive severance	(497)	(255)	(4,799)	(788)
Share-based compensation	(6,397)	(5,425)	(18,523)	(15,484)
Expenses associated with legal claims	—	—	—	(2,430)
Amortization of cloud computing arrangements	(189)	—	(189)	—
Global ERP system implementation and related costs	(1,587)	(586)	(3,653)	(586)
Adjusted selling, general and administrative expenses	$68,283	$60,222	$210,047	$203,547

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA
(dollar amounts in thousands)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Net income	$179,996	$105,716	$306,264	$223,861
Income tax expense	30,920	31,432	73,025	70,076
Interest expense	23,490	22,038	67,468	66,064
Interest income	(1,435)	(2,411)	(4,450)	(6,557)
Gain from an acquisition of a joint venture	(100,025)	—	(100,025)	—
Gain on sale of assets	(713)	—	(713)	—
Loss on extinguishment of debt	—	331	—	331
Other gains, net	(721)	(4,013)	(5,659)	(133)
Equity in net loss (gain) of affiliates	10,904	(1,310)	11,035	(9,088)
Amortization of cloud computing arrangements	189	—	189	—
Depreciation and amortization	15,760	12,893	42,932	38,545
EBITDA	$158,365	$164,676	$390,066	$383,099
Share-based compensation	6,397	5,425	18,523	15,484
Mark to market adjustments on non-qualified retirement plan investments	2,657	2,534	5,907	7,185
Franchise agreement acquisition costs amortization and charges	4,257	4,011	15,584	11,592
Revenue for reimbursable costs from franchised and managed properties	(169,434)	(171,824)	(460,207)	(477,076)
Reimbursable expenses from franchised and managed properties	184,268	170,939	504,437	501,857
Global ERP system implementation and related costs	1,587	586	3,653	586
Business combination, diligence and transition costs	1,494	984	1,940	17,723
Non-recurring operational restructuring charges and executive severance	497	255	4,799	788
Expenses associated with legal claims	—	—	—	2,430
Adjusted EBITDA	$190,088	$177,586	$484,702	$463,668

	Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE ("EPS")
(dollar amounts in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Net income	$179,996	$105,716	$306,264	$223,861
Gain on sale of assets	(713)	—	(713)	—
Gain from an acquisition of a joint venture	(100,025)	—	(100,025)	—
Loss on extinguishment of debt	—	331	—	331
(Gain) loss on investments in equity securities, net of dividend income	—	(869)	—	6,715
Revenue for reimbursable costs from franchised and managed properties	(169,434)	(171,824)	(460,207)	(477,076)
Reimbursable expenses from franchised and managed properties	184,268	170,939	504,437	501,857
Business combination, diligence and transition costs	1,494	984	1,940	17,723
Non-recurring operational restructuring charges and executive severance	497	255	4,799	788
Global ERP system implementation and related costs	1,587	586	3,653	586
Expenses associated with legal claims	—	—	—	2,430
Gain on sale of an affiliate	—	—	—	(7,232)
Non-recurring joint venture formation transaction costs	6,498	—	6,498	—
Income tax expense on adjustments	(5,924)	106	(14,977)	(11,315)
Adjusted net income	$98,244	$106,224	$251,669	$258,668

Diluted EPS	$3.86	$2.22	$6.52	$4.61
Adjusted Diluted EPS	$2.10	$2.23	$5.36	$5.32

	Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION - 2025 OUTLOOK
(UNAUDITED)

Guidance represents the company's range of estimated outcomes for the full year ended December 31, 2025

EBITDA & ADJUSTED EBITDA
(in thousands)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$353,000	$371,000
Income tax expense	84,200	88,200
Interest expense	89,200	89,200
Interest income	(6,000)	(6,000)
Gain from an acquisition of a joint venture	(100,000)	(100,000)
Gain on sale of assets	(700)	(700)
Other gains, net	(5,600)	(5,600)
Equity in net loss of affiliates	9,900	9,900
Amortization of cloud computing arrangements	500	500
Depreciation and amortization	59,500	59,500
EBITDA	$484,000	$506,000
Share-based compensation	24,500	24,500
Mark to market adjustments on non-qualified retirement plan investments	5,900	5,900
Franchise agreement acquisition costs amortization and charges	22,200	22,200
Revenue for reimbursable costs from franchised and managed properties	(599,800)	(604,800)
Reimbursable expenses from franchised and managed properties	669,800	664,800
Global ERP system implementation and related costs	4,800	4,800
Business combination, diligence and transition costs	3,800	3,800
Non-recurring operational restructuring charges and executive severance	4,800	4,800
Adjusted EBITDA	$620,000	$632,000

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE ("EPS")
(in thousands, except per share amounts)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$353,000	$371,000
Gain from an acquisition of a joint venture	(100,000)	(100,000)
Gain on sale of assets	(700)	(700)
Revenue for reimbursable costs from franchised and managed properties	(599,800)	(604,800)
Reimbursable expenses from franchised and managed properties	669,800	664,800
Business combination, diligence and transition costs	3,700	3,700
Non-recurring operational restructuring charges and executive severance	4,800	4,800
Global ERP system implementation and related costs	4,800	4,800
Non-recurring joint venture formation transaction costs	6,500	6,500
Income tax expense on adjustments	(22,100)	(19,100)
Adjusted net income	$320,000	$331,000

Diluted EPS	$7.52	$7.89
Adjusted Diluted EPS	$6.82	$7.05